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                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mason N. Carter, Chief Executive Officer of Merrimac Industries, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Company's Annual Report on Form 10-KSB/A for the period ending December 28, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Mason N. Carter
--------------------------
Mason N. Carter
Chairman, President and Chief Executive Officer
April 21, 2003


The undersigned, Robert V. Condon, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Robert V. Condon
------------------------
Robert V. Condon
Chief Financial Officer
April 21, 2003


A signed original of this written statement required by Section 906 has been provided to Merrimac Industries, Inc. and will be retained by Merrimac Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.